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                                                                    EXHIBIT 23.3










The Board of Directors
Kupper Parker Communications, Incorporated
8301 Maryland Avenue
St Louis
Missouri
MO63105


Dear Sirs

As Independent Registered Auditors, we hereby consent to the use in this registration statement of our report dated January 16th 2001 relating to CGT
(UK) Limited, included herein and to all references to our firm included in this registration statement.

/s/ Edwards
Edwards
Registered Auditors
Cambridgeshire, England
October 12th 2001.